EXHIBIT 7.5
                                     WARRANT

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR
     PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 30, 1999, BETWEEN INFOCURE CORPORATION AND CRESCENT INTERNATIONAL LIMITED A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM INFOCURE CORPORATION'S EXECUTIVE OFFICES.



Warrant:  W-3                                                   January 30, 1999

         Warrant to Purchase up to 20,000 Shares of Common Stock of INFOCURE CORPORATION (hereinafter, an "Additional Warrant").

         INFOCURE CORPORATION, a Delaware corporation (the "Company"), hereby agrees that Crescent International Limited (the "Investor") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period up to 20,000 fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), as the same may be adjusted from time to time pursuant to Section 7 hereof, at the Exercise Price (hereinafter defined), as the same may be adjusted pursuant to Section 7 hereof. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Additional Warrant is subject to the provisions of the Registration Rights Agreement (as defined below).

                  Section 1.        Definitions.

                  "Agreement" shall mean the Stock Purchase Agreement, dated the date hereof, between the Company and the Investor.

                  "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

                  "Date of Exercise" shall mean the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Additional Warrant and Exercise Form are received by the Company within reasonable time thereafter. If the Warrant Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Exercise Form is received by the Company.

                  "Exercise Period" shall mean the period beginning on the Effective Date applicable to the Put Closing and continuing until the expiration of the thirty-day period thereafter; provided that such period shall be extended one day for each day after the applicable Effective Date, that the Registration Statement covering (i) shares purchased by the Investor through the applicable Put and (ii) the Additional Warrant Shares related to such Put and purchasable by exercise of this Additional Warrant, is not effective during the period such Registration Statement is required to be effective pursuant to the Registration Rights Agreement.

                  "Exercise Price" as of the date hereof shall mean $0.001 per share of Common Stock, subject to the adjustments provided for in Section 7 of this Additional Warrant.

                  "Per Share Additional Warrant Value" shall mean the difference resulting from subtracting the Exercise Price from the Sale Price of one share of Common Stock on the Trading Day immediately preceding the Date of Exercise.

                  "Put Closing" shall mean the closing of the purchase and sale of 80,000 shares of Common Stock for an Investment Amount equal to $2,000,000.00 held on January 30, 1999.

                  "Registration Rights Agreement" shall mean the registration rights agreement, dated the date hereof between the Company and the Investor.

                  "Subscription Date" shall mean the date on which the Agreement is executed and delivered by the parties hereto.
                  "Warrant Holder" shall mean the Investor or any assignee or transferee of all or any portion of this Additional Warrant; and
                  other capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement.

                  Section 2.        Exercisability.

                           (a) Timing.  If the  Discounted  Market  Price on the
Effective Date applicable to the Put Closing is lower than the Subscription Date Price with respect to such Put, this Additional Warrant shall become immediately exercisable, subject to clause (c) below.

                           (b) Number of Shares.  The number of shares of Common
Stock for which this Additional Warrant is exercisable (the "Additional Warrant Shares") shall be determined by subtracting (x) the Investment Amount divided by the Subscription Date Price from (y) the Investment Amount divided by the Discounted Market Price on the Effective Date applicable to the Put Closing.

                           (c) Cash  Payment in Lieu of Exercise.  In  the event
that the Investor gives notice of exercise of this Additional Warrant (in whole or in part) in accordance with Section 3 hereof and the Sale Price on the Effective Date applicable to the Put Closing is less than the Floor Price, then the Company may, in lieu of issuance of shares of Common Stock pursuant to such exercise, pay to the Investor the Cash-Out Price (as defined below) for any or all of the shares of Common Stock purchasable by the Investor through the exercise of this Additional Warrant. In the event that the Investor gives notice of exercise of this Additional Warrant (in whole or in part) in accordance with
Section 3 hereof and the number of Additional Warrant Shares related to the Put Closing to be purchased pursuant to such exercise exceeds the number of shares registered pursuant to Section 1.1(a) of the Registration Rights Agreement (the "Excess Shares"), then the Company may, in lieu of issuance of shares of Common Stock pursuant to such exercise, pay to the Investor the Cash-Out Price (as defined below) for any or all of the Excess Shares.

                           (d) Notice of Cash  Payment in  Lieu of Exercise.  In
the event that the Company elects to pay cash in lieu of exercise for any Additional Warrant Shares or any Excess Shares in accordance with Section 2(c) (the "Cash-Out Option"), the Company shall promptly give notice to the Investor of such election which notice shall be given no later than one business day following notice of the Investor's intention to exercise this Additional Warrant and which notice shall set forth the number of shares of Common Stock for which the Company elects the Cash-Out Option.

                           (e)  Method of Cash-Out; Effect of  Cash-Out.  In the
event that the Company chooses the Cash-Out Option, then in lieu of delivering stock certificates as provided in Section 5 hereof, the Company shall deliver by wire transfer of immediately available funds to an account designated by the Investor as soon as practicable after the exercise of this Additional Warrant (in full or in part), and in any event within three (3) Trading Days thereafter, the Cash-Out Price (as defined below) for any and all shares of Common Stock for which the Company elects the Cash-Out Option.

                           "Cash-Out  Price"  shall  mean the product of (x) the
Sale Price of one share of Common Stock on the Trading Day immediately preceding the Date of Exercise multiplied by (y) the number of shares of Common Stock for which the Company proposes to pay cash in lieu of exercise pursuant to Section 2(c).

                  Section 3.        Exercise; Cashless Exercise.

                           (a) Method of Exercise.  This Additional  Warrant may
be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) surrender of this Additional Warrant, with the form of exercise attached hereto as Exhibit A duly executed by the Warrant Holder (the "Exercise Notice"), to the Company at the address set forth in Section 14 hereof, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Additional Warrant is being exercised (the "Aggregate Exercise Price") or (ii) telecopying an executed and completed Exercise Notice to the Company and delivering to the Company within three business days thereafter the original Exercise Notice, this Additional Warrant and the Aggregate Exercise Price. Each date on which an Exercise Notice is received by the Company in accordance with clause (i) and each date on which the Exercise Notice is telecopied to the Company in accordance with clause (ii) above shall be deemed an "Exercise Date".

                           (b) Payment of Aggregate  Exercise Price.  Subject to
paragraph (c) below, payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within five
(5) business days. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three (3) business days of receipt.

                           (c) Cashless Exercise.  As an  alternative to payment
of the Aggregate Exercise Price in accordance with paragraph (b) above, the Warrant Holder may elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant Holder shall surrender this Additional Warrant for that number of shares of Common Stock determined by (i) multiplying the number of Additional Warrant Shares for which this Additional Warrant is being exercised by the Per Share Additional Warrant Value and (ii) dividing the product by the Sale Price of one share of the Common Stock on the Trading Day immediately preceding the Date of Exercise.

                           (d)  Replacement  Additional  Warrant.  In  the event
that the Additional Warrant is not exercised in full, the number of Additional Warrant Shares shall be reduced by the number of such Additional Warrant Shares for which this Additional Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Additional Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Additional Warrant Shares.

                  Section 4. Ten Percent Limitation. The Warrant Holder may not exercise this Additional Warrant such that the number of Additional Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Warrant Holder beneficially or deemed beneficially owned by the Warrant Holder would result in the Warrant Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. As of any date prior to the Date of Exercise, the aggregate number of shares of Common Stock into which this Additional Warrant is exercisable, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 16a-1 under the Exchange Act) by such Warrant Holder and its affiliates, shall not exceed 9.9% of the total outstanding shares of Common Stock as of such date.

                  Section 5.        Delivery of Stock Certificates.

                  (a) Subject to the terms and conditions of this Additional Warrant, as soon as practicable after the exercise of this Additional Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Additional Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall be made within five (5) Trading Days after the exercise of this Additional Warrant in full or in part.

                  (b) This Additional Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Additional Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive in cash an amount equal to the Sale Price of such fractional share within three (3) Trading Days.

                  Section 6. Representations, Additional Warranties and Covenants of the Company.

                  (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Additional Warrant and the Additional Warrant Shares to the Warrant Holder.

                  (b) At all times during the Exercise Period, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market.

                  (c) The Additional Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

                  (d) The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Additional Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Additional Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Additional Warrant Shares.

                  Section 7. Adjustment of the Exercise Price. The Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) Reclassification, Consolidation, Merger or Mandatory Share
Exchange. If the Company, at any time (a) between the Subscription Date and the Effective Date applicable to the first Put or (b) between each subsequent issuance of a Put Notice by the Company and the applicable Effective Date therefor (i) reclassifies or changes its Outstanding Capital Shares or (ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, or as a result of a subdivision or combination of Outstanding Capital Shares issuable upon exercise of this Additional Warrant), then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, amend this Additional Warrant or issue a new warrant providing that the Warrant Holder shall have rights not less favorable to the holder than those then applicable to this Additional Warrant and to receive upon exercise under such amendment of this Additional Warrant or new warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of this Additional Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one share of Common Stock issuable upon exercise of this Additional Warrant had this Additional Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. Such amended warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

                  (b) Subdivision or Combination of Shares. If the Company, at any time (a) between the Subscription Date and the Effective Date applicable to the first Put or (b) between each subsequent issuance of a Put Notice by the Company and the applicable Effective Date therefor, shall subdivide its Common Stock, the number of shares of Common Stock issuable to the Investor hereunder shall be proportionately increased as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier. If the Company, at any time (a) between the Subscription Date and the Effective Date applicable to the first Put or (b) between each subsequent issuance of a Put Notice by the Company and the applicable Effective Date therefor, shall combine its Common Stock, the number of shares of Common Stock issuable to the Investor hereunder shall be proportionately decreased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  Section 8. No Impairment. The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Additional Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Additional Warrant Shares on the exercise of this Additional Warrant.

                  Section 9.  Rights As  Stockholder.  Prior to exercise of this
Additional Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Additional Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten
(10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  Section 10. Replacement of Additional Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Additional Warrant and, in the case of any such loss, theft or destruction of the Additional Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Additional Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Additional Warrant of like tenor.

                  Section 11. Choice of Law. This Agreement shall be construed under the laws of the State of Delaware, without giving effect to conflict of law provisions.

                  Section 12. Entire Agreement; Amendments. This Additional Warrant, the Incentive Warrant, the Registration Rights Agreement, and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Additional Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                  Section 13.  Restricted Securities.

                  (a) Registration or Exemption Required. This Additional Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act. This Additional Warrant and the Additional Warrant Shares issuable upon exercise of this Additional Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

                  (b)  Legend.  Any  replacement   Additional   Warrants  issued
pursuant to Section 2 hereof and any Additional Warrant Shares issued upon exercise hereof, shall bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 28, 1998, BETWEEN INFOCURE CORPORATION AND CRESCENT INTERNATIONAL LIMITED. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

Removal of such legend shall be in accordance with the legend removal provisions in the Agreement.

                  (c) No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 12(b) has been or shall be placed on the share certificates representing the Additional Warrant Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions" or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Section 12.

                  (d) Assignment. Assuming the conditions of Section 12(a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Additional Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Additional Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder a Additional Warrant or Additional Warrants of like tenor and terms for the appropriate number of shares.

                  (e) Investor's Compliance. Nothing in this Section 12 shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                  Section 14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile (with accurate confirmation generated by the transmitting facsimile machine) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         if to the Company:

                           Infocure Corp.
                           1765 The Exchange
                           Suite 450
                           Atlanta, GA 30339
                           Attention: Mr. Richard Perlman, Chairman
                           Telephone: (770) 221-9990
                           Facsimile: (404) 636-7525
         with a copy (which shall not constitute notice) to:

                           Morris, Manning & Martin LLP
                           1600 Atlanta Financial Center
                           Atlanta, GA 30326
                           Attention:  Oby Brewer, Esq.
                           Telephone: (404) 233-7000
                           Facsimile: (404) 365-9532


         if to the Investor:

                           Crescent International Limited
                           c/o GreenLight (Switzerland) SA
                           84, av Louis-Casai, P.O. Box 42
                           1216 Geneva, Cointrin
                           Switzerland
                           Attention:  Melvyn Craw/Maxi Brezzi
                           Telephone: +41 22 791 72 56
                           Facsimile: +41 22 929 53 94

         with a copy (which shall not constitute notice) to:

                           Rogers & Wells LLP
                           200 Park Avenue
                           New York, NY 10166
                           Attention:  Sara Hanks, Esq.
                           Telephone: (212) 878-8000
                           Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 14. Miscellaneous. This Additional Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Additional Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  IN WITNESS WHEREOF, this Additional Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INFOCURE CORPORATION


By:    /s/ Richard E. Perlman
       _____________________________
       Name:      Richard E. Perlman
       Title:     Chairman



Attested:


By:      /s/ James K. Price
         ________________________
         Name:     James K. Price
         Title:    Secretary

                       EXHIBIT A TO THE ADDITIONAL WARRANT

                                  EXERCISE FORM

                                 INFOCURE CORP.

         The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of INFOCURE CORPORATION, a Delaware corporation (the "Company"), evidenced by the attached Additional Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of (check the appropriate box) (i) |_| cash or certified check in the amount of $________; (ii) |_| wire transfer to the Company's account at __________________, _________, _________ (Account No.:_________); or (iii) |_|
______ Additional Warrant Shares, which represent the amount of Additional Warrant Shares as provided in the attached Additional Warrant to be canceled in connection with such exercise, all in accordance with the conditions and provisions of said Additional Warrant.

         The undersigned requests that stock certificates for such Additional Warrant Shares be issued, and a Additional Warrant representing any unexercised portion hereof be issued, pursuant to this Additional Warrant in the name of the registered Holder and delivered to the undersigned at the address set forth below.

Dated:_______________________________________



---------------------------------------------
Signature of Registered Holder
Name of Registered Holder (Print)



---------------------------------------------
Address

                                     NOTICE


         The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Additional Warrant in every particular, without alteration or enlargement or any change whatsoever.

                       EXHIBIT B TO THE ADDITIONAL WARRANT

                                   ASSIGNMENT


         (To be executed by the registered Warrant Holder desiring to transfer the Additional Warrant) FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Additional Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of the Common Stock of INFOCURE CORPORATION evidenced by the attached Additional Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Additional Warrant on the books of the Company, with full power of substitution in the premises.

Dated:



------------------------------
Signature

Fill in for new Registration of Additional Warrant:



-----------------------------------------
Name

-----------------------------------------
Address

-----------------------------------------
Please print name and address of assignee
        (including zip code number)

                                     NOTICE


         The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Additional Warrant in every particular, without alteration or enlargement or any change whatsoever.